eHealth Announces Leadership Transition

Fran Soistman Appointed Chief Executive Officer

Scott Flanders Transitioning Out After Thirteen Years as Board of Directors Member, Five Years as CEO

Dale Wolf, Seasoned Healthcare Executive, Named Chair of the Board

SANTA CLARA, Calif., September 23, 2021 – eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced that Fran Soistman has been appointed Chief Executive Officer and member of the eHealth Board of Directors, effective November 1, 2021. Mr. Soistman succeeds Scott Flanders, who intends to retire as CEO and as a member of the eHealth Board of Directors at that time. To help ensure a seamless transition, Mr. Flanders will remain with the Company in a consulting capacity through the end of 2021.

Mr. Soistman has nearly four decades of diverse experience in healthcare and managed care and brings to eHealth a demonstrated ability to lead accelerated, profitable growth in the insurance space. He also brings deep carrier expertise and relationships. He recently served as Executive Vice President at CVS Health and President of Government Services for Aetna following its acquisition by CVS Health. At Aetna, Mr. Soistman was responsible for leading the strategic execution and profitable growth plans for Aetna’s Medicare, Medicaid and Federal Employees Health Benefit businesses. Prior to his tenure at Aetna, he co-founded Jessamine Healthcare, having previously served in executive leadership positions across a number of healthcare and managed care companies, including Coventry Healthcare, Principal Health Care and Blue Cross Blue Shield of Maryland.

The Company also announced that Dale Wolf, a member of the eHealth Board of Directors, has been named Chair of the Board. Mr. Wolf has significant managed care and health insurance industry experience, having served as Chair of the Board for Molina Healthcare and as Chief Executive Officer of several healthcare companies.

“Fran is a true innovator in the health insurance industry, and we are pleased to appoint him as the next CEO of eHealth,” said Mr. Wolf. “Our markets are continuing to evolve, with consumers increasingly looking online for healthcare and with key carrier partners increasing their focus on enrollment quality, which is requiring eHealth and others across the industry to dedicate more and more time and resources to address that aspect of their businesses. Fran brings an extensive record of driving performance, meeting challenges head-on and exceeding expectations. He also has strong health insurance carrier relationships and an in depth understanding of their evolving priorities, which are critical to eHealth’s business. The Board believes that he is the right person with the right expertise to lead eHealth forward, and we are confident that he will enable eHealth to achieve a new phase of growth and shareholder value creation.”

“eHealth is a fundamentally strong company with a unique, customer-centric platform and long-term profitable growth potential. I am honored to join the team at this important juncture,” said Mr. Soistman. “I intend to move forward thoughtfully, but also with a sense of urgency. My primary focus in the first 60 days will be our sales and operations during the Medicare Annual Enrollment Period season. In addition, I will be collaborating with the Board and leadership team, and reaching out to our business associates, to review the business and identify opportunities to improve our performance in all areas of operations. eHealth’s mission of providing affordable and easily accessible healthcare has never been more important, and I look forward to reaching out to carrier partners to confirm that eHealth is meeting or exceeding their expectations.”

Mr. Wolf concluded: “On behalf of the entire Board, we thank Scott for his years of service to eHealth. Scott led eHealth’s transformation, building out the Company’s industry-leading e-commerce platform and enabling the Company to capture growth opportunities as consumers shift to finding their healthcare plans online. We appreciate Scott’s many contributions and are pleased that he will stay for a transition period and help the Company through the upcoming critical Medicare Annual Enrollment Period.”

“It has been a privilege to serve eHealth, and I am proud of the important work that the team has accomplished during my time at the Company,” said Mr. Flanders. “Together, we built an organization rooted in technology and grew the business to its largest membership and revenue levels. I am confident that between Dale’s substantial healthcare knowledge, and Fran’s unique background, eHealth is in terrific hands. I look forward to working closely with Fran to ensure a smooth transition through this year’s Annual Enrollment Period.”

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates a leading health insurance marketplace at eHealth.com and eHealthMedicare.com with technology that provides consumers with health insurance enrollment solutions. Since 1997, we have connected more than 8 million members with quality, affordable health insurance, Medicare options, and ancillary plans. Our proprietary marketplace offers Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual, family, small business and other plans from over 200 health insurance carriers across fifty states and the District of Columbia.

Forward Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the timing, effects and benefits of leadership transition, the planned actions of our management team after the transition, the potential for long-term profitable growth of our business, and the creation of value for shareholders.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include those described in eHealth's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and available on the investor relations page of eHealth's website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission's website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Media inquiries:
Lara Sasken
Vice President, Communications
pr@ehealth.com

Investor Relations Contact:
Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
650-210-3111
Kate.sidorovich@ehealth.com